UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2010

Exxon Mobil Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-2256		13-5409005
(Commission File Number)		(IRS Employer Identification No.)

5959 Las Colinas Boulevard, Irving, Texas		75039-2298
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.          Completion of Acquisition or Disposition of Assets

On June 25, 2010, Exxon Mobil Corporation (the “Company”) completed its previously announced acquisition of XTO Energy Inc. (“XTO Energy”).  Pursuant to the terms of the Agreement and Plan of Merger dated as of December 13, 2009 (the “Merger Agreement”) among the Company, XTO Energy and ExxonMobil Investment Corporation, a wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into XTO Energy (the “Merger”), with XTO Energy continuing as the surviving corporation and a wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, each outstanding share of XTO Energy common stock (other than those held by XTO Energy as treasury stock or by the Company) was cancelled and converted into the right to receive 0.7098 of a share of the Company’s common stock.  XTO Energy stockholders will receive cash in lieu of any fractional shares of the Company’s common stock that they would otherwise be entitled to receive in the Merger.

In connection with the Merger, the Company will issue approximately 416.5 million shares of its common stock to former XTO Energy stockholders in exchange for their shares of XTO Energy common stock, and reserve for issuance approximately 12.6 million additional shares of the Company’s common stock in connection with the conversion of XTO Energy’s outstanding employee stock options.

ExxonMobil’s reported earnings and production volumes for the second quarter will include XTO Energy results only for the last five days of the quarter, from the closing date of June 25 through the end of the month.  ExxonMobil’s reported per share results for the second quarter will be based on the average daily number of shares outstanding during the quarter.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2009 and incorporated herein by reference.

Item 8.01           Other Events

On June 25, 2010, the Company issued a press release announcing that (i) XTO Energy stockholders approved the adoption of the Merger Agreement at the special meeting of XTO Energy stockholders held on June 25, 2010 and (ii) the Merger was completed shortly after the special meeting of XTO Energy stockholders on June 25, 2010.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits

(d) Exhibits

2.1
Agreement and Plan of Merger dated as of December 13, 2009 among Exxon Mobil Corporation, XTO Energy Inc. and ExxonMobil Investment Corporation (incorporated by reference to Exhibit 2.1 of Exxon Mobil Corporation’s Current Report on Form 8-K filed on December 14, 2009).

99.1	Press Release of Exxon Mobil Corporation dated June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date:	June 25, 2010	By:	/s/ Patrick T. Mulva
			Name:	Patrick T. Mulva
			Title:	Vice President, Controller and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1
Agreement and Plan of Merger dated as of December 13, 2009 among Exxon Mobil Corporation, XTO Energy Inc. and ExxonMobil Investment Corporation (incorporated by reference to Exhibit 2.1 of Exxon Mobil Corporation’s Current Report on Form 8-K filed on December 14, 2009).

99.1	Press Release of Exxon Mobil Corporation dated June 25, 2010.